Exhibit 99.1
SKY FINANCIAL GROUP, INC.
Condensed Consolidated Balance Sheet (Unaudited)

June 30,
(Dollars and shares in thousands)	2007

Assets
Cash and due from banks	$340,394
Interest-earning deposits with financial institutions	7,793
Securities purchased under resale agreements with The Huntington National Bank	1,023,284

Loans held for sale	22,425
Securities available for sale	835,438

Loans and leases	13,268,734
Less allowance for loan and lease losses	(188,127)

Net loans and leases	13,080,607

Premises and equipment, net	200,335
Goodwill	731,102
Core deposits and other intangibles, net	65,902
Accrued interest receivable and other assets	493,991

Total assets	$16,801,271

Liabilities
Deposits
Non-interest bearing deposits	$1,906,644
Interest-bearing deposits	10,966,220

Total deposits	12,872,864

Securities sold under repurchase agreements and federal funds purchased	726,191
Debt and Federal Home Loan Bank advances	892,968
Junior subordinated debentures owed to unconsolidated subsidiary trusts	263,983
Accrued interest payable and other liabilities	140,874

Total liabilities	14,896,880

Shareholders’ Equity
Serial preferred stock, $10.00 par value; 10,000 shares authorized; none issued	—
Common stock, no par value; 350,000 shares authorized; 119,876 shares issued	1,477,008
Retained earnings	492,990
Treasury stock; 1,828 shares	(49,401)
Accumulated other comprehensive loss	(16,206)

Total shareholders’ equity	1,904,391

Total liabilities and shareholders’ equity	$16,801,271

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SKY FINANCIAL GROUP, INC.
Condensed Consolidated Statements of Income
(Unaudited)

	Six months ended
	June 30,
(Dollars and shares in thousands)	2007	2006

Interest Income
Loans, including fees	$490,540	$404,050
Securities
Taxable	72,583	72,491
Non-taxable	793	123
Federal funds sold and other	2,682	526

Total interest income	566,598	477,190

Interest Expense
Deposits	212,613	141,040
Borrowed funds	64,152	70,094

Total interest expense	276,765	211,134

Net Interest Income	289,833	266,056
Provision for Credit Losses	39,524	16,630

Net interest income after provision for credit losses	250,309	249,426

Non-Interest Income
Brokerage and insurance commissions	34,609	35,672
Service charges and fees on deposit accounts	43,639	28,525
Trust services income	14,017	11,893
Mortgage banking income	12,697	12,081
Net securities losses	(71,818)	(85)
Derivatives gains (losses) on swaps	7	(9,930)
Net cash settlements on swaps	—	(199)
Other income	38,469	24,657

Total non-interest income	71,620	102,614

Non-Interest Expense
Salaries and employee benefits	147,928	115,619
Occupancy and equipment expense	41,406	34,777
Merger, integration and restructuring expense	2,910	544
Amortization expense	9,015	7,685
Other operating expense	70,824	49,474

Total non-interest expense	272,083	208,099

Earnings from continuing operations before income taxes	49,846	143,941
Income taxes	16,322	48,228

Earnings from continuing operations	33,524	95,713
Income from discontinued operations (net of tax)	1,763	—

Net income	$35,287	$95,713

The accompanying notes are an integral part of the financial statements.

SKY FINANCIAL GROUP, INC.
(Unaudited)
Condensed Consolidated Statements of Changes in
Shareholders’ Equity

	Six Months Ended
	June 30,
(Dollars in thousands, except per share data)	2007	2006

Balance at beginning of period	$1,880,648	$1,553,877

Comprehensive income (loss)
Net income	35,287	95,713
Other comprehensive income (loss)	14,976	(37,239)

Total comprehensive income	50,263	58,474

Common cash dividends	(58,926)	(50,032)
Shares issued for stock option exercises	25,011	5,378
Stock based compensation expense	8,724	4,308
Common shares issued for acquisitions	732	1,777
Other	(2,061)	731

Balance at end of period	$1,904,391	$1,574,513

Common cash dividend per share	$0.50	$0.46

The accompanying notes are an integral part of the financial statements.

SKY FINANCIAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
	June 30,
(Dollars in thousands, except share data)	2007	2006

Operating Activities
Net cash provided from operations	$117,402	$111,455

Investing Activities
Net decrease in interest bearing deposits in other banks	4,452	1,811
Net increase in securities purchased under resale agreements	(983,284)	—
Securities available for sale:
Proceeds from maturities and payments	274,389	254,495
Proceeds from sales	2,057,041	20,581
Purchases	(86,268)	(323,333)
Proceeds from sales of non-mortgage loans	74,398	121,245
Net increase in loans	(546,195)	(213,907)
Purchases of premises and equipment	(5,654)	(10,880)
Proceeds from sales of premises and equipment	866	941
Proceeds from sales of other real estate	6,493	8,606
Net cash paid for acquisitions	(299)	(172)

Net cash provided by (used for) investing activities	795,939	(140,613)

Financing Activities
Net (decrease) increase in deposit accounts	(357,456)	337,207
Net decrease in federal funds and repurchase agreements	(252,882)	(169,338)
Net decrease in short-term FHLB advances	(150,000)	(175,000)
Proceeds from issuance of debt and long-term FHLB advances	392,264	214,915
Repayment of debt and long-term FHLB advances	(486,303)	(159,537)
Net decrease in borrowings under bank lines of credit	(35,000)	—
Cash dividends and cash paid for fractional shares	(54,655)	(49,918)
Tax benefits from tax deductions in excess of the compensation cost recognized	2,239	603
Proceeds from issuance of common stock	25,011	5,378
Other items	(2,023)	—

Net cash (used for) provided by financing activities	(918,805)	4,310

Net decrease in cash and due from banks	(5,464)	(24,848)
Cash and due from banks at beginning of period	345,858	318,114

Cash and due from banks at end of period	$340,394	$293,266

Supplemental Disclosures

Interest paid	$283,967	$209,698
Income taxes paid	22,003	57,833
Non-cash transactions
Common shares issued for acquisitions	732	1,777
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SKY FINANCIAL GROUP, INC.
Notes to Condensed Consolidated Financial Statements (Unaudited)
(Dollars and shares in thousands, except per share data)
1. Accounting Policies
Sky Financial Group, Inc. (Sky Financial) is a financial holding company headquartered in Bowling Green, Ohio, that owns and operates Sky Bank which is primarily engaged in the commercial and consumer banking business in Ohio, southern Michigan, western Pennsylvania, northern West Virginia and central Indiana. Sky Financial also operates businesses relating to insurance, trust and other related financial services.
The accounting and reporting policies followed by Sky Financial conform in all material respects to accounting principles generally accepted in the United States of America (US GAAP) and to general practices within the financial services industry. The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates. The allowance for credit losses and fair values of financial instruments and mortgage servicing rights are particularly subject to change.
These condensed consolidated unaudited interim financial statements are prepared without an audit and reflect all adjustments of a normal recurring nature which, in the opinion of management, are necessary to present fairly the consolidated financial position of Sky Financial at June 30, 2007, and its results of operations and cash flows for the periods presented. In accordance with US GAAP for interim financial information, these statements do not include certain information and footnote disclosures required for complete annual financial statements. Sky Financial’s Annual Report for the year ended December 31, 2006, contains consolidated financial statements and related notes which should be read in conjunction with the accompanying condensed consolidated financial statements. The results of operations for the interim periods disclosed herein are not necessarily indicative of the results that may be expected for a full year.
New Accounting Pronouncements
In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes: An Interpretation of FASB Statement No. 109 (FIN 48), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that Sky Financial recognize in the financial statements, the impact of a tax position, if that position is more likely than not to be sustained on audit, based on the technical merits of the position. The provisions of FIN 48 were effective as of the beginning of our 2007 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The cumulative change in accounting recorded directly to retained earnings and the effect on 2007 income from operations was not material.
In February 2007, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (FAS 159). FAS 159 provides companies with an option to select financial assets and liabilities to be reported at fair value. FAS 159’s objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. FAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. FAS 159 requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the company’s choice to use fair value on its earnings. It also requires entities to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. FAS 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of Statement 157. Sky Financial did not early adopt FAS 159.
In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (FAS 157). FAS 157 enhances existing guidance for measuring assets and liabilities using fair value. Prior to the issuance of FAS 157, guidance for applying fair value was incorporated in several accounting pronouncements. FAS 157 provides a single definition of fair value, together with a framework for measuring it, and requires additional disclosure about the use of fair value to measure assets and liabilities. FAS 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under FAS 157, fair value measurements are disclosed by level within that hierarchy. While FAS 157 does not add any new fair value measurements, it does change current practice. Changes to practice include: (1) a requirement for an entity to include its own credit standing in the measurement of its liabilities; (2) a modification of the transaction price presumption; (3) a prohibition on the use of block discounts when valuing large blocks of securities for broker-dealers and investment companies; and (4) a requirement to adjust the value of restricted stock for the effect of the restriction, even if the restriction lapses within one year. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Sky Financial has not determined the impact of adopting FAS 157 on its financial statements.
2. Stock Based Compensation
The following table illustrates the total stock compensation expense recorded in salaries and employee benefits expense for the six months ended June 30, 2007 and 2006:

	Six months ended
	June 30,
	2007	2006

Stock option expense	$5,114	$2,715
Restricted stock expense	3,581	1,593

Total expense	$8,695	$4,308

Tax benefit	$3,043	$1,508

In accordance with the change in control provisions of the Sky Financial stock option plans, all remaining restricted shares and stock options were vested in June 2007 prior to the July acquisition of Sky Financial by Huntington Bancshares Incorporated (Huntington). These change of control provisions resulted in additional expense of $6,635 during 2007 included above.
There were no stock options or restricted shares issued in the first half of 2007. In the first quarter of 2006, 157 shares of restricted stock and 677 stock options were granted to directors, officers and employees under various restricted stock and stock option plans.
3. Critical Accounting Policies
The accounting and reporting policies of Sky Financial are in accordance with USGAAP and conform to general practices within the financial services industry. Accounting and reporting policies for the allowance for credit losses and mortgage servicing rights are deemed critical since they involve the use of estimates and require significant management judgments. Application of assumptions different than those used by management could result in material changes in Sky Financial’s financial position or results of operations. Note 1 (Summary of Significant Accounting Policies), Note 4 (Loans and Allowance for Credit Losses) and Note 20 (Mortgage Banking Activities), of the 2006 Annual Report and Form 10-K, provide detail with regard to Sky Financial’s accounting for the allowance for loan losses and for mortgage servicing rights. There have been no significant changes in the application of accounting policies since December 31, 2006.
4. Mergers, Acquisitions and Divestitures
Huntington Merger
On July 1, 2007, Huntington completed its merger with Sky Financial in a stock and cash transaction valued at $3.5 billion.
Under the terms of the merger agreement, Sky Financial shareholders received 1.098 shares of Huntington common stock, on a tax-free basis, and a cash payment of $3.023 for each share of Sky Financial common stock.

5. Securities
The unrealized gains and losses and estimated fair values at June 30, 2007 are as follows:

	Estimated	Gross	Gross
	Fair	Unrealized	Unrealized	Amortized
June 30, 2007	Value	Gains	Losses	Cost

U.S. Treasury	$200	$—	$—	$200
U.S. government agencies and corporations	3,049	—	—	3,049
Obligations of state and political subdivisions	1,829	—	(9)	1,838
Corporate and other securities	1,400	—	—	1,400
Mortgage-backed securities	586,993	—	(22,312)	609,305

Total debt securities available for sale	593,471	—	(22,321)	615,792
Marketable equity securities available for sale	44,242	178	(922)	44,986
FHLB, FRB and Banker’s Bank Stock (1)	197,725	—	—	197,725

Total securities	$835,438	$178	$(23,243)	$858,503

(1) Certain securities such as Federal Home Loan Bank (FHLB), Federal Reserve Board (FRB), and Bankers’ Bank stock are carried at amortized cost.
The decrease in the overall securities available for sale was a result of Sky Financial restructuring its balance sheet in anticipation of the merger with Huntington. In June 2007, Sky Financial sold securities in anticipation of the merger with a book value of $2,062,730 and received proceeds of $1,990,694. The resulting loss of $72,036 was recorded as a component of net securities losses in the Condensed Consolidated Statements of Income for the six months ended June 30, 2007.
As of June 30, 2007, management has evaluated all other investment securities with unrealized losses and all non-marketable securities for impairment. The unrealized losses were caused by interest rate increases and other market related conditions. The contractual terms and/or cash flows of the investments do not permit the issuer to settle the securities at a price less than the amortized cost. Management has the intent and ability to hold these investment securities until the fair value is recovered, which may be maturity, and therefore, does not consider them to be other-than-temporarily impaired at June 30, 2007.
6. Loans
The loan portfolio was as follows:

June 30,
2007

Real estate loans:
Construction	$876,383
Residential mortgage	3,660,587
Non-residential mortgage	3,543,184
Commercial, financial and agricultural	4,443,850
Installment and credit card loans	744,730

Total loans	$13,268,734

The following table presents the aggregate amounts of non-performing loans at June 30, 2007

Non-accrual loans	$150,249
Restructured loans	39

Total non-performing loans	$150,288

Non-accrual loans include $15,429 of loans at June 30, 2007 that are secured by surety bonds and the assignment of payment streams from pools of commercial leases for which payment is over 90 days past due. See Note 15 “Commitments and Contingencies” for additional discussion.
7. Borrowings
Sky Financial’s debt, FHLB advances and junior subordinated debentures owed to unconsolidated subsidiary trusts are comprised of the following:

June 30,
2007

Borrowings under FHLB lines of credit	$727,840
Subordinated note, due April 2013 at 5.35%	50,000
Subordinated note, due October 2012 at 6.125%	65,000
Subordinated note, due January 2008 at 7.08%	50,000
Junior subordinated debentures owed to unconsolidated subsidiary trusts:
Due May 2030 at 9.34%	61,856
Due October 2032 at 9.01% (variable)	10,314
Due April 2033 at 8.63% (variable)	6,245
Due October 2033 at 8.32% (variable)	30,928
Due June 2036 at 6.77% (variable)	77,320
Due June 2036 at 6.76% (variable)	77,320
Capital lease obligation and other items	128

Total borrowings	$1,156,951

The amount of junior subordinated debentures owed to unconsolidated subsidiary trusts represent the par value adjusted for any unamortized discount.

8. Other Comprehensive Income (Loss)
Other comprehensive income (loss) consisted of the following:

	Six Months Ended
	June 30,
	2007	2006

Securities available for sale:

Unrealized securities losses arising during period	$(49,896)	$(60,305)
Reclassification adjustment for losses included in income	71,818	85

	21,922	(60,220)

Cash flow hedge derivatives
Change in fair value of cash flow hedge derivatives	1,124	2,929

Minimum pension liability and other	(6)	—

Other comprehensive income (loss) before income taxes	23,040	(57,291)
Tax effect	(8,064)	20,052

Total other comprehensive income (loss)	$14,976	$(37,239)

9. Earnings Per Share
Basic earnings per share is computed by dividing net income by the weighted average number of shares outstanding less the weighted average unvested restricted shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of shares determined for the basic computation in addition to the dilutive effect of potential common shares issuable under stock options and the restricted shares. For the six months ended June 30, 2007 and 2006, 860 and 1,705 weighted average shares, respectively, under option were excluded from the diluted earnings per share calculation as they were anti-dilutive. Certain amounts do not add due to rounding.

	Six Months Ended
	June 30,
	2007	2006

Numerator:
Income From Continuing Operations	$33,524	$95,713
Income From Discontinued Operations	1,763	—

Net income	$35,287	$95,713

Denominator:
Weighted-average common shares outstanding (basic)	117,522	108,400
Effect of non-vested restricted shares	88	71
Effect of stock options	853	834

Weighted-average common shares outstanding (diluted)	118,463	109,305

Earnings per share from Continuing Operations:

Basic	$0.29	$0.88
Diluted	0.28	0.88

Earnings per share from Discontinued Operations:
Basic	$0.02	—
Diluted	0.01	—

Earnings per share:
Basic	$0.30	$0.88
Diluted	0.30	0.88
10. Capital Resources
The FRB has established risk-based capital guidelines that must be observed by financial holding companies and banks. Failure to meet specified minimum capital requirements can result in certain mandatory actions by primary regulators of Sky Financial and its bank subsidiary that could have a material effect on Sky Financial’s financial condition or results of operations. Under capital adequacy guidelines, Sky Financial and its bank subsidiary must meet specific quantitative measures of their assets, liabilities and certain off-balance sheet items as determined under regulatory accounting practices. Sky Financial’s and its bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Management believes, as of June 30, 2007, that Sky Financial and its bank meet all capital adequacy requirements to which they are subject.
Sky Financial and its bank have been notified by their respective regulators that, as of the most recent regulatory examinations, each is regarded as well capitalized under the regulatory framework for prompt corrective action. Such determinations have been made evaluating Sky Financial and its bank under Tier I, total capital, and leverage ratios. There are no conditions or events since these notifications that management believes have changed any of the well capitalized categorizations of Sky Financial and its bank subsidiary.
Sky Financial’s and Sky Bank’s capital ratios are presented in the following table:

					Required to be
			Minimum Required		Well Capitalized
			For Capital		Under Prompt Corrective
	Actual		Adequacy Purposes		Action Regulations
June 30, 2007	Amount	Ratio	Amount	Ratio	Amount	Ratio

Total capital to risk-weighted assets
Sky Financial	$1,668,906	11.6%	$1,148,290	8.0%	$1,435,363	10.0%
Sky Bank	1,594,429	11.2	1,137,562	8.0	1,421,952	10.0

Tier 1 capital to risk-weighted assets
Sky Financial	$1,374,368	9.6%	$574,145	4.0%	$861,218	6.0%
Sky Bank	1,349,347	9.5	568,781	4.0	853,171	6.0

Tier 1 capital to average assets
Sky Financial	$1,374,368	8.2%	$672,257	4.0%	$840,322	5.0%
Sky Bank	1,349,347	8.1	666,958	4.0	833,697	5.0

11. Goodwill and Intangible Assets
Goodwill at June 30, 2007 was $731,102. Goodwill is reviewed annually for impairment. In the first six months of 2007, Sky Financial recorded additional goodwill of $1,031 related to the acquisition of an insurance agency and an additional $1,811 related to previous acquisitions. Additionally, certain goodwill balances originally recorded to the Community Banking line of business were reclassified to the Financial Services Affiliates line of business when the purchase price allocation was finalized.
Net other intangible assets at June 30, 2007 were $65,902. These assets consist primarily of core deposit intangibles and customer relationship intangibles and are being amortized in accordance with Sky Financial’s accounting policies. Amortization expense on finite-lived intangible assets is expected to be $8,577 for the remainder of 2007, with $16,161; $13,610; $11,758; $10,411 and $5,385 expected to be recorded in 2008, 2009, 2010, 2011, and 2012, respectively. These charges are exclusive of any changes in amortization due to future acquisitions.
12. Line of Business Reporting
Sky Financial manages and operates two major lines of business: community banking and financial services. Community banking includes lending and related services to businesses and consumers, mortgage banking and deposit-gathering. Other financial services consist of non-banking companies engaged in trust and wealth management, insurance and other financial-related services.
The reported line of business results reflect the underlying core operating performance within the business units. Parent and Other is comprised of the parent company and several smaller business units. It includes the net funding cost of the parent company and intercompany eliminations. Expenses for centrally provided services and support are allocated based principally upon estimated usage of services. All merger, integration and restructuring charges company-wide are included in Parent and Other. Substantially all of Sky Financial’s assets are part of the community banking line of business.

Selected segment information for the six months ended June 30, 2007 and 2006 is included in the following tables:

		Financial	Parent
	Community	Services	And
Six months ended June 30, 2007	Banking	Affiliates	Other	Total

Net interest income (expense)	$299,944	$264	$(10,375)	$289,833
Provision for credit losses	39,524	—	—	39,524

Net interest income (loss) after provision	260,420	264	(10,375)	250,309
Non-interest income	26,334	43,932	1,354	71,620
Non-interest expense	221,259	33,644	17,180	272,083

Earnings from continuing operations before income taxes	65,495	10,552	(26,201)	49,846
Income taxes	20,909	4,523	(9,110)	16,322

Earnings from continuing operations	44,586	6,029	(17,091)	33,524
Income from discontinued operations (net of tax)	—	—	1,763	1,763

Net income (loss)	$44,586	$6,029	$(15,328)	$35,287

Goodwill at January 1, 2007	$678,378	$49,882	$—	$728,260
Net activity	(1,711)	4,553	—	2,842

Goodwill at June 30, 2007	$676,667	$54,435	$—	$731,102

Average assets	$17,437,046	$100,888	$90,287	$17,628,221
Depreciation and amortization	18,649	923	282	19,854

		Financial	Parent
	Community	Services	And
Six months ended June 30, 2006	Banking	Affiliates	Other	Total

Net interest income (expense)	$271,975	$191	$(6,110)	$266,056
Provision for credit losses	16,630	—	—	16,630

Net interest income (loss) after provision	255,345	191	(6,110)	249,426
Non-interest income	67,732	44,549	(9,667)	102,614
Non-interest expense	175,278	33,046	(225)	208,099

Income before income taxes	147,799	11,694	(15,552)	143,941
Income taxes	49,353	4,975	(6,100)	48,228

Net income	$98,446	$6,719	$(9,452)	$95,713

Goodwill at January 1, 2006	$461,571	$60,291	$—	$521,862
Net activity	680	1,602	—	2,282

Goodwill at June 30, 2006	$462,251	$61,893	$—	$524,144

Average assets	$15,473,544	$103,482	$100,910	$15,677,936
Depreciation and amortization	16,036	834	371	17,241

13. Commitments and Contingencies
In re Commercial Money Center, Inc. Equipment Lease Litigation in the U. S. District Court for the Northern District of Ohio, Eastern Division, MDL Case No. 1:02-CV-16000
Between August 2000 and December 2001, Sky Bank and two of its predecessor banks provided financing to a commercial borrower and its affiliated entities for the purchase of six separate portfolios of commercial lease pools, and a warehouse line of credit to finance lease pools. These loans are secured by assignments of the payment streams from the underlying leases, surety bonds or insurance policies, and a limited guarantee from the sole member of the commercial borrower.
Upon default of these commercial loans, Sky Bank (and its predecessors) made demand for payment from Illinois Union Insurance Company (“IU”), RLI Insurance Company (“RLI”), and Royal Indemnity Company (“Royal”) under the relevant surety bonds and insurance policies. IU, RLI, and Royal (collectively, the “Sureties”) have failed to make the payments required under the surety bonds and insurance policies. As a result, in the spring of 2002, Sky Financial and its predecessors filed suit against each of the Sureties seeking to enforce Sky Bank’s rights under the surety bonds and insurance policies issued by the Sureties in connection with the commercial lease pools. Sky Financial’s complaints claim breach of contract, bad faith and allege that the Sureties are liable for the payments due to Sky Financial under the terms of the bonds and are estopped from asserting fraud as a defense to paying any claims under the bonds. In October, 2002, the suits were consolidated for pretrial purposes with more than 35 other lawsuits involving similar claims in the United States District Court for the Northern District of Ohio, Eastern Division, under the Federal Multi-district Litigation (“MDL”) Rules.
The key defense of the Sureties in denying Sky Bank’s claims under the surety bonds is that they were fraudulently induced by the originator of the commercial leases to issue the surety bonds in the first instance. The Sureties have also asserted related defenses that the underlying equipment leases are invalid, usurious, or otherwise unenforceable. Sky Bank believes that none of these defenses can defeat Sky Bank’s claims under the surety bonds, which, in the view of Sky Bank, provide for absolute and unconditional guarantees of payment. Moreover, Sky Bank believes that the Sureties are responsible to Sky Bank, as the Obligee or Named Insured under the bonds, for the underwriting of the lessees and leases, including all issues of fraud, and that the Sureties waived any defense of fraud to claims under the bonds.
On December 21, 2005, Sky Financial sold and assigned to a third party, without recourse, all of its rights and interests in three loans secured by commercial lease pools and surety bonds issued by Royal. On March 31, 2006, Sky Financial and IU settled in full its litigation pertaining to two loans secured by pools of leases and insurance policies issued by IU. The aggregate principal balance of the three loans sold to a third party and the two loans which were settled was $14.2 million, and the aggregate proceeds received by Sky Financial in the sale and the settlement was $14.9 million.
The remaining pool and the warehouse line of credit secured by surety bonds issued by RLI was settled by Huntington on July 2, 2007, resulting in no material impact.
American Home Mortgage Corp. v. Union Federal Bank of Indianapolis, Case No. 06-CV-7864 (JGK) (RLE), U.S. District Court for the Southern District of New York
Prior to its acquisition by Sky Financial, Waterfield Mortgage Company, Incorporated (“Waterfield”) sold its mortgage banking business to American Home Mortgage Corp. (“American Home”). As part of the sale agreement, an escrow in the amount of $55 million was established and any purchase price adjustment associated with the sale of the mortgage banking business was to be deducted from the escrow. Waterfield and American Home were unable to reach agreement as to the purchase price adjustment, and American Home filed the captioned lawsuit against Waterfield’s subsidiary, Union Federal Bank (UFB), for breach of contract, negligent misrepresentation and declaratory and injunctive relief, and has made a claim for relief in excess of $29 million.
Sky Financial completed its acquisition of Waterfield on October 17, 2006, and as a result, has become a party in interest in the litigation. Sky Financial, in conjunction with the former shareholders of Waterfield to the extent of their respective interests in the escrow, have filed, inter alia, a motion to dismiss the action as well a motion to substitute the entity representing Waterfield shareholders in place of Union Federal Bank as the party in interest in the litigation.
Prior to the sale to American Home, all loans were closed in the name of UFB or in the name of Waterfield and then assigned to UFB. Since UFB is the listed mortgagee, all investor claims are coming to Sky Financial as successor. Per the sale agreement all claims related to sold mortgage loans were to be submitted to American Home for reimbursement.
In addition to the large escrow discussed above, Sky was provided with a broad indemnity agreement from American Home as part of the sale agreement and a $6.7 million new escrow. To the extent that the escrow did not satisfy the outstanding claims Sky also negotiated the ability to make a claim against the $55 million escrow. Sky has been submitting claims to American Home since October 2006 under the broad indemnity agreement, but has not received any payment on the claims, therefore the new escrow account has been used to satisfy the claims. American Home filed for bankruptcy in August 2007, therefore it is unlikely the American Home indemnity will provide any reimbursement on claims. In addition, management believes the bankruptcy trustee will attempt to make a claim for some or all of the $55 million escrow.
After consultation with special counsel, Sky Financial believes that it has substantial and meritorious defenses and that exposure, if any, should be absorbed by the escrow, and as such is not expected to have a material effect on the consolidated financial position or results of operations of Sky Financial. American Home filed for bankruptcy in August 2007.
A schedule of significant commitments at June 30, 2007 follows:

Commitments to extend credit	$3,629,867
Standby letters of credit	253,280
Letters of credit	2,233
On March 31, 2004, Sky Financial completed the sale of its dental financing affiliate, Sky Financial Solutions. The Sky Financial Solutions sales agreement contained a contingency based upon future charge-offs between Sky Financial and the acquirer. In the second quarter of 2007, Sky Financial renegotiated the sale agreement and removed the sales agreement contingency. The resulting after tax gain of $1,763 is included as earnings from discontinued operations for the six months ended June 30, 2007.